Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, FEBRUARY 21, 2012

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND

YEAR 2011

Williamsburg, VA – February 21, 2012 – MHI Hospitality Corporation (NASDAQ: MDH) (“MHI” or the “Company”), a self-managed and self-administered lodging real estate investment trust (“REIT”), today reported consolidated results for the fourth quarter and the year ended December 31, 2011. The Company’s results include the following*:

	Three months ended		Year ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
	($ in thousands except per share data)

Total Revenue	$19,492	$18,820	$81,173	$77,382
Net loss attributable to the Company	(2,556)	(854)	(4,844)	(2,383)

EBITDA	2,127	3,789	15,081	16,477
Adjusted EBITDA	3,648	3,602	17,052	15,646
Hotel EBITDA	4,049	4,000	18,708	17,640

FFO	(890)	1,190	2,924	5,972
Adjusted FFO	625	849	5,578	5,315

Net loss per diluted share attributable to the Company	$(0.26)	$(0.09)	$(0.50)	$(0.25)
FFO per diluted share and unit	(0.07)	0.09	0.23	0.46
Adjusted FFO per diluted share and unit	0.05	0.07	0.43	0.41

(*)

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and adjusted FFO per share are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release.

HIGHLIGHTS:

•

Common Dividends. Consistent with the Company’s announcement in July 2011 that it has reinstated payment of quarterly dividends on its common stock, the Company declared another quarterly dividend (distribution) of $0.02 per common share (and unit), payable on April 11, 2012 to stockholders (and unitholders) of record as of March 15, 2012.

•	RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties increased 5.3 percent over the fourth quarter 2010 to

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$66.75 driven by a 5.1 percent increase in average daily rate (“ADR”). For the year 2011, RevPAR increased 5.8 percent over 2010 to $72.94.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $4.0 million during the fourth quarter 2011, bringing its annual total hotel EBITDA to $18.7 million, an increase of approximately $1.1 million over 2010.

•

Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $3.6 million during the fourth quarter 2011, bringing its total annual adjusted EBITDA to approximately $17.1 million, an increase of approximately $1.5 million over 2010.

•

Adjusted FFO. The Company generated adjusted FFO of approximately $0.6 million during the fourth quarter 2011 and approximately $5.6 million for the year 2011, an increase of approximately $0.3 million over adjusted FFO for 2010.

•

Capital Expenditures. In 2011, the Company invested approximately $6.0 million of capital throughout its portfolio, including approximately $3.0 million at its property in Raleigh, North Carolina, which became the Doubletree by Hilton Brownstone-University during the fourth quarter 2011.

Andrew M. Sims, Chairman and CEO of MHI Hospitality Corporation, commented, “2011 was a significant year for the Company. Early in the year, we completed a preferred transaction that permitted an extension of all debt maturities, thus allowing us to transact a series of single asset property financings that we expect to ultimately lead to a pay off of our syndicated credit facility. The balance sheet restructuring allowed us to increase our liquidity, reinstate our common dividend and be in a position to begin the process of growing our portfolio.”

Financing Transactions

•

On October 17, 2011, the Company obtained a 5-year, $8.0 million mortgage with Premier Bank, Inc. on the Doubletree by Hilton Brownstone-University hotel property. The mortgage bears interest at a rate of 5.25% per annum for the first five years and may be extended for an additional five years, at the Company’s option if certain conditions precedent have been satisfied, during which it will bear interest at a rate of 3.00% per annum plus the then-current 5-year U.S. Treasury bill rate of interest. Proceeds of the mortgage were used to pay down a related portion of the Company’s indebtedness under its credit facility.

•

On December 15, 2011, the Company obtained a 5-year, $12.2 million mortgage with Goldman Sachs Commercial Mortgage Capital, L.P. on the Sheraton Louisville Riverside hotel property. The mortgage bears interest at a rate of 6.2415% per annum. Proceeds of the mortgage were used to pay down a related portion of the Company’s indebtedness under its credit facility.

•

On December 21, 2011, the Company entered into an amendment to its $10.0 million bridge loan agreement with Essex Equity High Income Joint Investment Vehicle, LLC to extend the lender’s loan commitment by 17 months through May 31, 2013.

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•

On December 21, 2011, the Company also amended the terms of the outstanding warrant issued by the Company in favor of two affiliates of the lender of the bridge loan, Essex Illiquid, LLC and Richmond Hill Capital Partners, LP. Pursuant to the warrant amendment, the exercise price per share of common stock covered by the warrant will be adjusted from time to time in the event of cash dividends upon common stock by deducting from such exercise price the per-share amount of such cash dividends. Such adjustment does not take into account quarterly dividends declared prior to January 1, 2012.

Balance Sheet/Liquidity

At December 31, 2011, the Company had approximately $7.1 million of available cash and cash equivalents, of which approximately $2.7 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $154.3 million in outstanding debt at a weighted average interest rate of approximately 6.73%. The Company also had $5.0 million of availability on its bridge loan agreement at December 31, 2011.

2012 Outlook

Set forth below is guidance for 2012, which is predicated on continued strengthening of the economy and expected improvements in hotel lodging industry fundamentals. These projections are based on estimates of occupancy and average daily rates that are consistent with calendar year 2012 forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projection, within a range, of various financial measures for 2012:

	Low Range	High Range
	Y/E Dec 31, 2012	Y/E Dec 31, 2012
	($ in thousands except per share data)
Total Revenue	$83,000	$88,000
Net loss	(5,430)	(1,880)

EBITDA	16,975	20,700
Adjusted EBITDA	18,025	20,600
Hotel EBITDA	20,360	22,485

FFO	3,945	7,620
Adjusted FFO	5,845	8,620

Net loss per diluted share attributable to the Company	$(0.42)	$(0.15)
FFO per diluted share and unit	0.31	0.59
Adjusted FFO per diluted share and unit	0.45	0.67

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Earnings Call/Webcast

The Company will conduct its fourth quarter 2011 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, February 21, 2012. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-317-6789 (United States) or 866-605-3852 (Canada) or +1 412-317-6789 (International). To participate on the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on February 21, 2012 through December 31, 2012. To access the rebroadcast, dial 877-344-7529 and enter conference number 10008869. A replay of the call also will be available on the Internet at www.mhihospitality.com until December 31, 2012.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper upscale full-service hotels in the Mid-Atlantic and Southern United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, nine of which are wholly-owned and comprise 2,113 rooms. All of the Company’s wholly-owned properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels and Resorts brands. The Company has a 25.0 percent interest in the Crowne Plaza Hollywood Beach Resort. MHI Hospitality Corporation was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Contact at the Company:

Scott Kucinski

Director – Investor Relations

MHI Hospitality Corporation

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse

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effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including the recent economic downturn, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude, sustainability and timing of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the impact of the recent credit crisis which has severely constrained the availability of debt financing; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2011 (unaudited)	December 31, 2010 (audited)
ASSETS
Investment in hotel properties, net	$181,469,432	$183,898,660
Investment in joint venture	8,966,795	9,464,389
Cash and cash equivalents	4,409,959	2,992,888
Restricted cash	2,690,391	2,205,721
Accounts receivable	1,702,616	1,868,380
Accounts receivable-affiliate	24,880	17,375
Prepaid expenses, inventory and other assets	1,877,456	2,335,783
Notes receivable, net	100,000	100,000
Shell Island lease purchase, net	720,588	1,080,882
Deferred income taxes	4,061,749	4,746,938
Deferred financing costs, net	3,275,580	872,415

TOTAL ASSETS	$209,299,446	$209,583,431

LIABILITIES
Line of credit	$25,537,290	$75,197,858
Mortgage debt	94,157,825	72,192,253
Loans payable	9,275,220	4,493,970
Series A Cumulative Redeemable Preferred Stock, par value $0.01, 27,650 shares authorized, 25,354 and 0 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	25,353,698	—
Accounts payable and accrued liabilities	7,437,246	6,335,145
Advance deposits	453,077	555,902
Dividends and distributions payable	258,772	—
Warrant derivative liability	2,943,075	—

TOTAL LIABILITIES	165,416,203	158,775,128

Commitments and contingencies

EQUITY
MHI Hospitality Corporation stockholders’ equity

Preferred stock, par value $0.01; 972,350 shares authorized, 0 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 9,953,786 shares and 9,541,286 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	99,538	95,413
Additional paid in capital	56,911,039	55,682,976
Distributions in excess of retained earnings	(22,074,739)	(16,837,182)

Total MHI Hospitality Corporation stockholders’ equity	34,935,838	38,941,207
Noncontrolling interest	8,947,405	11,867,096

TOTAL EQUITY	43,883,243	50,808,303

TOTAL LIABILITIES AND EQUITY	$209,299,446	$209,583,431

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
REVENUE
Rooms department	$12,964,006	$12,305,892	$56,187,231	$53,090,084
Food and beverage department	5,491,370	5,510,269	20,482,457	19,905,509
Other operating departments	1,036,651	1,003,340	4,502,816	4,386,751

Total revenue	19,492,027	18,819,501	81,172,504	77,382,344

EXPENSES
Hotel operating expenses
Rooms department	3,793,650	3,594,877	15,841,985	15,090,190
Food and beverage department	3,514,984	3,491,471	13,617,847	13,248,212
Other operating departments	117,388	156,789	537,969	697,037
Indirect	7,842,129	7,415,299	31,784,191	30,026,159

Total hotel operating expenses	15,268,151	14,658,436	61,781,992	59,061,598

Depreciation and amortization	2,241,952	2,125,424	8,702,880	8,506,802
Corporate general and administrative	871,382	702,044	4,025,794	3,389,764

Total operating expenses	18,381,485	17,485,904	74,510,666	70,958,164

NET OPERATING INCOME	1,110,542	1,333,597	6,661,838	6,424,180

Other income (expense)
Interest expense	(2,768,983)	(2,645,167)	(10,821,815)	(10,030,517)
Interest income	2,989	6,527	14,808	22,305
Equity in earnings (loss) of joint venture	100,989	11,842	(60,094)	16,931
Unrealized gain (loss) on warrant derivative	(1,575,075)	—	(1,309,075)	—
Unrealized gain on hedging activities	—	69,659	72,649	700,488
Gain (loss) on disposal of assets	(130,460)	(87,175)	(128,099)	(171,304)

Net loss before taxes	(3,259,998)	(1,310,717)	(5,569,788)	(3,037,917)
Income tax benefit (provision)	(140,372)	151,958	(905,455)	(214,344)

Net loss	(3,400,370)	(1,158,759)	(6,475,243)	(3,252,261)
Add: Net loss attributable to the noncontrolling interest	844,849	304,762	1,630,797	869,317

Net loss attributable to the Company	$(2,555,521)	$(853,997)	$(4,844,446)	$(2,382,944)

Net loss per share attributable to the Company
Basic	$(0.26)	$(0.09)	$(0.50)	$(0.25)
Diluted	$(0.26)	$(0.09)	$(0.50)	$(0.25)
Weighted average number of shares outstanding
Basic	9,824,743	9,541,286	9,676,846	9,447,275
Diluted	9,813,508	9,557,286	9,806,512	9,463,275

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MHI HOSPITALITY CORPORATION

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months and years ended December 31, 2011 and 2010, respectively, for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties). The table excludes performance data for the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated Properties	Three Months Ended December 31,
	2011	2010	Variance

Occupancy	60.1%	60.0%	0.2%
ADR	$111.14	$105.72	5.1%
RevPAR	$66.75	$63.39	5.3%

Consolidated Properties	Year Ended December 31,
	2011	2010	Variance

Occupancy	66.2%	66.0%	0.2%
ADR	$110.24	$104.42	5.6%
RevPAR	$72.94	$68.93	5.8%

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010

Net loss attributable to the Company	$(2,555,521)	$(853,997)	$(4,844,446)	$(2,382,944)
Noncontrolling interest	(844,849)	(304,762)	(1,630,797)	(869,317)
Depreciation and amortization	2,241,952	2,125,424	8,702,880	8,506,802
Equity in depreciation and amortization of joint venture	137,653	136,395	567,803	546,055
Loss on disposal of assets	130,460	87,175	128,099	171,304

FFO	(890,305)	1,190,235	2,923,539	5,971,900
Unrealized (gain)/loss on hedging activities(1)	(53,790)	(187,366)	77,152	(830,614)
Unrealized loss on warrant derivative	1,575,075	—	1,309,075	—
(Increase) decrease in deferred income taxes	(6,292)	(153,884)	685,189	174,035
Aborted offering costs	—	—	582,850	—

Adjusted FFO	$624,688	$848,985	$5,577,805	$5,315,321

Weighted average shares outstanding	9,824,743	9,541,286	9,676,846	9,447,275
Weighted average units outstanding	3,114,758	3,356,493	3,257,479	3,446,169

Weighted average shares and units	12,939,501	12,897,779	12,934,325	12,893,444

FFO per share and unit	$(0.07)	$0.09	$0.23	$0.46

Adjusted FFO per share and unit	$0.05	$0.07	$0.43	$0.41

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010

Net loss attributable to the Company	$(2,555,521)	$(853,997)	$(4,844,446)	$(2,382,944)
Noncontrolling interest	(844,849)	(304,762)	(1,630,797)	(869,317)
Interest expense	2,768,983	2,645,167	10,821,815	10,030,517
Interest income	(2,989)	(6,527)	(14,808)	(22,305)
Income tax provision (benefit)	140,372	(151,958)	905,455	214,344
Depreciation and amortization	2,241,952	2,125,424	8,702,880	8,506,802
Equity in interest expense and depreciation and amortization of joint venture	248,452	248,632	1,012,874	828,466
Loss on disposal of assets	130,460	87,175	128,099	171,304

EBITDA	2,126,860	3,789,154	15,081,072	16,476,867
Unrealized (gain)/loss on hedging activities(1)	(53,790)	(187,366)	79,265	(830,614)
Unrealized loss on warrant derivative	1,575,075	—	1,309,075	—
Aborted offering costs	—	—	582,850	—

Adjusted EBITDA	3,648,145	3,601,788	17,052,262	15,646,253
Corporate general and administrative(2)	871,372	702,044	3,442,944	3,389,764
Equity in EBITDA of joint venture	(295,652)	(142,767)	(1,104,694)	(715,271)
Net lease rental income	(113,250)	(109,250)	(447,000)	(443,000)
Other fee income	(61,922)	(51,644)	(235,493)	(238,198)

Hotel EBITDA	$4,048,693	$4,000,171	$18,708,019	$17,639,548

(1)	Includes equity in unrealized (gain)/loss on hedging activities of joint venture.
(2)	Excludes aborted offering costs.

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Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by GAAP or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company believes that excluding the effect of corporate-level expenses and non-cash items, and the portion of these items that relate to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company previously reported Hotel EBITDA as Adjusted Operating Income.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.